Exhibit 99.1

Media/Investor contact:

Susan Mesco

Cytogen Corporation

(609) 750-8213

Cytogen To Raise $20 Million Through Private Placement of Common Stock and Warrants

PRINCETON, NEW JERSEY – November 7, 2006 – Cytogen Corporation (NASDAQ:CYTO), announced today that it has entered into purchase agreements with certain institutional investors for the sale of 7,092,203 shares of its common stock and 3,546,108 warrants to purchase shares of its common stock at a price of $2.82 per unit, through a private placement. The warrants have a term of five years and an exercise price of $3.32 per share. The transaction is expected to provide gross proceeds of approximately $20 million to Cytogen before deducting costs associated with the offering. The Company expects to use the proceeds to support the commercial launch of CAPHOSOL®, which Cytogen in-licensed in October 2006, advance its clinical development programs, pursue additional in-licensing opportunities, and other general corporate purposes. The parties expect to close the transaction as soon as possible.

The shares of common stock, the warrants and the shares of common stock underlying the warrants offered by Cytogen in this transaction have not been registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering the shares of common stock and shares of common stock underlying the warrants, acquired by these investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CYTOGEN CORPORATION

Founded in 1980, Cytogen is a biopharmaceutical company dedicated to advancing the care of cancer patients by building, developing, and commercializing a portfolio of specialty pharmaceutical products. The Company’s specialized sales force currently markets QUADRAMET®, PROSTASCINT®, and SOLTAMOX™ to the U.S. oncology market. QUADRAMET is approved for the treatment of pain in patients whose cancer has spread to the bone, PROSTASCINT is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer, and SOLTAMOX is the first liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings. In early 2007, Cytogen plans to introduce its fourth approved oncology product to the U.S. market, CAPHOSOL®, a prescription medical device for the treatment of oral mucositis and dry mouth. The Company is also developing CYT-500, a third-generation radiolabeled antibody to treat prostate cancer. Cytogen’s product-focused strategy focuses on attaining sustainable growth through clinical, commercial, and strategic initiatives.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding, among other things, our use of proceeds from this registered direct offering, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen’s results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen’s business is subject to a number of significant risks, which include, but are not limited to: the risk that the closing conditions will not be met; the risk of successfully marketing SOLTAMOX and CAPHOSOL; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen’s products such as third-party payor reimbursement issues; the risk associated with Cytogen’s dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with Cytogen’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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